INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made as of this 4th day of October, 2002, between VANGUARD VARIABLE INSURANCE FUND, a Delaware business trust (the "Trust"), and PRIMECAP MANAGEMENT COMPANY, a California corporation (the "Adviser").

                               W I T N E S S E T H

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust offers a series of shares known as Vanguard Variable Insurance Fund - Capital Growth Portfolio (the "Fund"); and

     WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Fund, and the Adviser is willing to render such services.

     NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, the Trust and the Adviser hereby agree as follows:

     1. APPOINTMENT OF ADVISER. The Trust hereby employs the Adviser as investment adviser, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Adviser from time to time (referred to in this Agreement as the "Capital Growth Portfolio"). As of the date of this Agreement, the Capital Growth Portfolio will consist of all of the assets of the Fund. The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Adviser. The Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISER. The Trust employs the Adviser to manage the investment and reinvestment of the assets of the Capital Growth Portfolio; to continuously review, supervise, and administer an investment program for the Capital Growth Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Adviser that the Fund is required to maintain; and to render regular reports to the Trust's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Adviser will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust's officers and the Board of Trustees, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Adviser in writing, and applicable laws and regulations. The Adviser agrees to provide, at its own expense, the office space, furnishings and equipment, and personnel required by it to perform the services on the terms and for the compensation provided herein.

     3. SECURITIES TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Capital Growth Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions. To the extent expressly permitted by the written policies and procedures established by the Board of Trustees, and subject to Section 28(e) of the Securities Exchange Act of 1934, as amended, any interpretations thereof by the Securities and Exchange Commission or its staff, and other applicable law, the Adviser is permitted to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities to the accounts as to which it exercises investment discretion. The execution of such transactions in conformity with the authority expressly referenced in the immediately preceding sentence shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Adviser agrees to comply with any directed brokerage or other brokerage arrangements that the Fund communicates to the Adviser in writing. The Adviser will promptly communicate to the Trust's officers and the Board of Trustees any information relating to the portfolio transactions the Adviser has directed on behalf of the Capital Growth Portfolio as such officers or the Board may reasonably request.

     4. COMPENSATION OF ADVISER. For the services to be rendered by the Adviser as provided in this Agreement, the Fund will pay to the Adviser at the end of each of the Fund's fiscal quarters a basic fee ("Basic Fee") calculated by applying a quarterly rate, based on an annual percentage rate of 0.15%, to the average month-end net assets of the Capital Growth Portfolio for the quarter.

     OTHER SPECIAL RULES RELATING TO ADVISER'S COMPENSATION. The following special rules will also apply to the Adviser's compensation:

          (a) CAPITAL GROWTH PORTFOLIO UNIT VALUE. The "Capital Growth Portfolio unit value" shall be determined by dividing the total net assets of the Capital Growth Portfolio by a given number of units. The number of units in the Capital Growth Portfolio shall be equal to the total shares outstanding of the Fund on the effective date of this Agreement; provided, however, that as assets are added to or withdrawn from the Capital Growth Portfolio, the number of units of the Capital Growth Portfolio shall be adjusted based on the unit value of the Capital Growth Portfolio on the day such changes are executed.

          (b) CAPITAL GROWTH PORTFOLIO PERFORMANCE. The investment performance of the Capital Growth Portfolio for any period, expressed as a percentage of the Capital Growth Portfolio unit value at the beginning of the period, will be the sum of: (i) the change in the Capital Growth Portfolio unit value during such period; (ii) the unit value of the Fund's cash distributions from the Capital Growth Portfolio's net investment income and realized net capital gains (whether short or long term) having an ex-dividend date occurring within the period; and (iii) the unit value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period by the Capital Growth Portfolio, expressed as a percentage of the Capital Growth Portfolio unit value at the beginning of such period. For this purpose, the value of distributions of realized capital gains per unit of the Capital Growth Portfolio, of dividends per unit of the Capital Growth Portfolio paid from investment income, and of capital gains taxes per unit of the Capital Growth Portfolio paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in units of the Capital Growth Portfolio at the unit value in effect at the close of business on the record date for the payment of such distributions and dividends (which date shall be the relevant ex-dividend date) and the date on which provision is made for such taxes, after giving effect to such distributions, dividends, and taxes.

          (c) PERFORMANCE COMPUTATIONS. The foregoing notwithstanding, any computation of the investment performance of the Capital Growth Portfolio shall be in accordance with any then applicable rules of the U.S. Securities and Exchange Commission.

          (d) EFFECT OF TERMINATION. In the event of termination of this Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days the Adviser performed services hereunder during the fiscal quarter in which such termination becomes effective as a percentage of the total number of days in such quarter.

     5. REPORTS. The Fund and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including, but not limited to, information about changes in partners of the Adviser (to the extent applicable).

     6. COMPLIANCE. The Adviser agrees to comply with all policies, procedures or reporting requirements that the Board of Trustees of the Trust reasonably adopts and communicates to the Adviser in writing, including, without limitation, any such policies, procedures or reporting requirements relating to soft dollar or directed brokerage arrangements.

     7. STATUS OF ADVISER. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Adviser will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

     8. LIABILITY OF ADVISER. No provision of this Agreement will be deemed to protect the Adviser against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     9. DURATION; TERMINATION; NOTICES; AMENDMENT. This Agreement will become effective on the date hereof and will continue in effect for a period of two years thereafter, and shall continue in effect for successive twelve-month periods thereafter, only so long as each such successive continuance is approved at least annually by votes of the Trust's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on thirty days' written notice to the Adviser, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by the Adviser on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

              If to the Fund, at:

              Vanguard Variable Insurance Fund - Capital Growth Portfolio P.O. Box 2600
              Valley Forge, PA 19482
              Attention:  Portfolio Review Group
              Telephone: 610-669-5846
              Facsimile:  610-503-5855

              If to the Adviser, at:

              PRIMECAP Management Company
              225 South Lake Avenue
              Pasadena, California 91101
              Attention: __________________
              Telephone: _________________
              Facsimile: __________________

     This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund of the Trust.

     As used in this Section 9, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     11. CONFIDENTIALITY. The Adviser shall keep confidential any and all information obtained in connection with the services rendered hereunder and relating directly or indirectly to the Fund, the Trust, or The Vanguard Group, Inc. ("Vanguard") and shall not disclose any such information to any person other than the Trust, the Board of Directors of the Trust, Vanguard, and any director, officer, or employee of the Trust or Vanguard, except (i) with the prior written consent of the Trust, (ii) as required by law, regulation, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over the Adviser, or (iii) for information that is publicly available other than due to disclosure by the Adviser or its affiliates or becomes known to the Adviser from a source other than the Trust, the Board of Directors of the Trust, or Vanguard.

     12. PROXY POLICY. The Adviser acknowledges that The Vanguard Group, Inc. will vote the shares of all securities that are held by the Fund unless other mutually acceptable arrangements are made with the Adviser with respect to the Capital Growth Portfolio.

     13. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-interest law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

     IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of the date first set forth herein.

PRIMECAP                                VANGUARD VARIABLE
MANAGEMENT COMPANY                      INSURANCE FUND

/S/ Theo A. Kolokotrones   10/01/2002   /S/ John J. Brennan     9/24/2002
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Signature                  Date         Signature                    Date

Theo A. Kolokotrones       President    John J. Brennan         Chairman, CEO
                                                                and President
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Print Name                 Title        Print Name                   Title